UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2013

STONE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2013, Stone Energy Corporation (the “Company”) issued a press release announcing that Mr. David T. Lawrence has been appointed by the Board of Directors (the “Board”) of the Company to serve as a director, effective as of October 9, 2013. Mr. Lawrence was also appointed to serve on the Audit, Nominating & Governance and Reserves Committees of the Board, effective as of October 9, 2013.

Mr. Lawrence has extensive global experience across the upstream business. He served as Executive Vice President Exploration and Commercial for Shell Upstream Americas and Functional Head of Global Exploration for Shell worldwide from June 2009 until retiring from this position in April 2013. His responsibilities included exploration, acquisitions, divestments, new business development, LNG, Gas to Liquids and wind energy in the Americas. Prior roles included Executive Vice President Global Exploration and Executive Vice President Investor Relations for Royal Dutch Shell based in The Hague and London, respectively, and Vice President Exploration and Development for Shell Exploration and Production Company in the United States. Mr. Lawrence began his career with Shell in Houston in 1984 in the Global Geology research section working on the Gulf of Mexico and exploration concepts of the Deepwater. In his subsequent 29 years with Shell, he conducted business in more than 40 countries around the globe.

Mr. Lawrence has held numerous leadership roles in industry and civic organizations. He currently serves on the Yale Climate and Energy Institute Advisory Board, and has served on the National Ocean Industry Association as Membership Chair, and as a past commissioner on the Aspen Institute Commission on Arctic Climate Change. He was a member of the American Petroleum Institute Upstream Committee, where he helped lead efforts to establish the Center for Offshore Safety and was the Chairman of the European Association of Geologists and Engineers (EAGE) Annual Meeting in Amsterdam in 2008. Mr. Lawrence is the author of numerous technical articles, is a recipient of the Meritorious Service Award from the American Petroleum Institute, and received the Wallace Pratt Memorial Award for best paper in the American Association of Petroleum Geologists bulletin. Mr. Lawrence received his Ph.D. in Geology and Geophysics from Yale University in 1984 and his B.A. in Geology from Lawrence University in 1977.

Mr. Lawrence is an independent director in accordance with the standards of the Securities and Exchange Commission and the New York Stock Exchange. There is no arrangement or understanding between Mr. Lawrence and any other persons pursuant to which he was selected as a director.

Mr. Lawrence will participate in the cash, fees and equity compensation provided to and upon the same terms as the Company’s other nonemployee directors. The compensation programs provided to the Company’s nonemployee directors are more fully described under “Director Compensation” in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 29, 2013 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, which description is incorporated in this Item 5.02 by reference. In addition, the Company expects to enter into an indemnification agreement with Mr. Lawrence on substantially the same terms as for the Company’s other nonemployee directors, which would obligate the Company to indemnify him in his capacity as a director. The form of indemnification agreement between the Company and its directors and executive officers is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 27, 2009 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The press release announcing that Mr. Lawrence has been appointed by the Board to serve as a director, effective as of October 9, 2013, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated October 10, 2013, “Stone Energy Corporation Announces the Appointment of a New Director.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: October 10, 2013	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 10, 2013, “Stone Energy Corporation Announces the Appointment of a New Director.”

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